UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2017 (November 1, 2017)

Inspyr Therapeutics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-55331	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

31200 Via Colinas, Suite 200

Westlake Village CA 91362

(Address of Principal Executive Offices)

818-661-6302

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of 2017 Equity Compensation Plan

On November 1, 2017, the Board of Directors (“Board”) of Inspyr Therapeutics, Inc. (“Company”) approved the 2017 Equity Compensation Plan (“Plan).  The Plan permits the granting of up to 2,000,000 shares of the Company’s common stock (“Common Stock”) through the issuance of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock Based Awards to our employees, directors, officers, and consultants.

The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached hereto as Exhibit 4.01 and which is incorporated herein, in its entirety, by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
4.01	2017 Equity Compensation Plan adopted November 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2017

Inspyr Therapeutics, Inc.

By:	/s/ Christopher Lowe
Christopher Lowe Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
4.01	2017 Equity Compensation Plan Adopted November 1, 2017